Exhibit 10.9

AMENDMENT NUMBER TWO TO

EMPLOYMENT AGREEMENT

WHEREAS, Rewards Network Inc. (the “Corporation”) and Ronald L. Blake (the “Executive”) have heretofore entered into an Employment Agreement dated as of September 13, 2005, which was previously amended effective as of January 1, 2009 (the “Agreement”); and

WHEREAS, the Corporation and the Executive desire to further amend the Agreement.

NOW, THEREFORE, pursuant to Section 21 of the Agreement, the Agreement is hereby amended as follows, effective as of the date hereof:

1. Section 5 of the Agreement is hereby amended in its entirety to read as follows:

“5. Definition of Change in Control. For purposes of this Agreement, “Change in Control” shall have the meaning set forth in the Corporation’s 2006 Long-Term Incentive Plan, as the same may be amended from time to time.”

IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed by its duly authorized officer and the Executive has executed this instrument as of this 16th day of August, 2010.

REWARDS NETWORK INC.

By:	/s/ Roya Behnia
Name: Roya Behnia
Title: SVP, General Counsel and Secretary

/s/ Ronald L. Blake
Ronald L. Blake